EXHIBIT 15.1

November 5, 2007

The Board of Directors and Stockholders, Sun Microsystems, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of Sun Microsystems, Inc. pertaining to the Sun Microsystems, Inc. 2007 Omnibus Incentive Plan of our report dated November 5, 2007 relating to the unaudited condensed consolidated interim financial statements of Sun Microsystems, Inc. that are included in its Form 10-Q for the quarter ended September 30, 2007.

Very truly yours,

/s/ Ernst & Young LLP